Exhibit 99.1


CERTIFICATION

We, John R. Rice, III and Joseph Ingrassia certify that:

1.   We have read this quarterly report on Form 10-QSB of Alpha Holding, Inc.

2. To our knowledge the information in this report is true in all important respects as of March 31, 2003; and

3. This report contains all information about the company of which we are aware that we believe important to a reasonable investor, in light of the subjects required to be addressed in this report as of March 31, 2003.


For purposes of this certification, information is "important to a reasonable investor" if:

(a) There is a substantial likelihood that a reasonable investor would view the information as significantly altering the total mix of information in the report; and

(b) The report would be misleading to a reasonable investor if the information was omitted from the report.



Date: May 5, 2003

                                            /s/  John R. Rice, III
                                            -----------------------------------
                                                 John R. Rice, III, CEO,
                                                 President


                                            /s/  Joseph F.Ingrassia
                                            -----------------------------------
                                                 Joseph F. Ingrassia, CFO